                                                                  EXHIBIT 10.2








                                       FREMONT

                             EMPLOYEE STOCK OWNERSHIP PLAN

                                   TRUST AGREEMENT










                          RESTATED EFFECTIVE AUGUST 1, 1994








Wilson, Sonsini, Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304-1050

                                 TABLE OF CONTENTS

                                                                 Page
                                                                 ----
ARTICLE 1  - ESTABLISHMENT OF TRUST............................    2
ARTICLE 2  - ACCEPTANCE OF TRUST...............................    3
ARTICLE 3  - CONTRIBUTIONS TO THE TURST FUND...................    4
ARTICLE 4  - PAYMENTS FROM THE TRUST FUND......................    5
ARTICLE 5  - INVESTMENT OF THE TRUST FUND......................    6
ARTICLE 6  - POWERS AND DUTIES OF THE TRUSTEE WITH RESPECT
               TO THE TRUST FUND...............................    8
ARTICLE 7  - LOANS.............................................   11
ARTICLE 8  - ACCOUNTS OF THE TRUSTEE AND VALUATION OF
               THE TRUST FUND..................................   12
ARTICLE 9  - ADMINISTRATIVE PROVISIONS.........................   13
ARTICLE 10 - RESIGNATION OR REMOVAL OF TRUSTEE.................   16
ARTICLE 11 - AMENDMENT AND TERMINATION OF THE TRUST............   17
ARTICLE 12 - MISCELLANEOUS.....................................   18

                          FREMONT GENERAL CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN

                                TRUST AGREEMENT

         This Trust Agreement, effective as of August 1, 1994, between Fremont General Corporation (the "Employer"), and Merrill Lynch Trust Company of California, as trustee (the "Trustee").

         The Employer maintains the Fremont General Corporation Employee Stock Ownership Plan (the "Plan") for the benefit of its eligible employees. Merrill Lynch Trust Company of California has assumed the duties of Trustee of the Plan, and the Employer now desires to restate the trust agreement implementing the Plan to, among other things, incorporate the change of trustee.

         NOW, THEREFORE, the Employer and the Trustee, on behalf of themselves and their respective successors and assigns, hereby agree as follows:

                                   ARTICLE 1

                             ESTABLISHMENT OF TRUST

         SECTION 1.1:

                 (a) This Trust shall be known as the Fremont General Corporation Employee Stock Ownership Plan Trust Agreement (the "Trust") and shall be a funding medium for the Fremont General Corporation Employee Stock Ownership Plan (the "Plan"). The Plan and the Trust implementing the Plan are intended to be an employee stock ownership plan and trust qualified under Sections 401(a) and 4975(e)(7) of the Internal Revenue Code (the "Code"). The Plan and Trust are designed to be invested primarily in Employer Stock. The terms used in this agreement that are defined in the Plan shall have the same meanings as in the Plan, unless the context indicates otherwise. A copy of the Plan and of each amendment shall be furnished to the Trustee for convenience of reference.

                 (b) This is a directed Trust. Except as otherwise provided in the Plan or in this Trust, and subject to any contrary provision or requirement of the Employee Retirement Income Security Act of 1974, as amended (ERISA), the Plan Committee under the Plan shall be responsible for directing the Trustee regarding the management, disposition and investment of the Trust Fund (including the power to direct the Trustee with respect to the voting and valuation of Employer Stock).

         SECTION 1.2: All contributions received by the Trustee and all proceeds, investments, reinvestments and income in the Trustee's possession, may be commingled and shall be held, invested and accounted for by the Trustee as provided in the Plan and in this trust agreement. The assets held by the Trustee shall be referred to as the "Trust Fund".

         SECTION 1.3: The Employer may adopt or establish one or more other trusts for the purpose of implementing the Plan. Upon doing so, the Employer shall notify the Trustee in writing of the establishment of such other trusts and shall certify to the Trustee in writing that such other trusts are qualified under Code Section 401(a), whereupon the Trustee:

                 (a) Shall transfer and pay over to the trustee of the other trust such cash, Employer Stock and other property as the Employer shall from time to time direct in writing;

                 (b) Shall receive and hold as a part of the Trust Fund such cash, Employer Stock and other property as may from time to time be delivered to it by the trustee of the other trust; and

                 (c) May, in determining its investments, take into consideration the nature and value of the assets held by the other trust to the extent reported to it by the trustee or by the Employer.

                 For purposes of this Section, an insurance or annuity contract issued to the Employer for the purpose of funding benefits under the Plan shall be considered to be a trust established for the purpose of implementing the Plan.

                                   ARTICLE 2

                              ACCEPTANCE OF TRUST

         The Trustee hereby accepts the Trust subject to the terms and conditions of this agreement, and agrees to hold and administer the assets of the Trust and to execute the Trust in accordance with its provisions.

                                    ARTICLE 3

                        CONTRIBUTIONS TO THE TRUST FUND

         SECTION 3.1: The Trustee shall receive from time to time the contributions of the Employer in cash, Employer Stock or other property acceptable to the Trustee. The Trustee shall be under no obligation to collect any contributions required under the Plan. The determination of the amount, timing and types of payments made to the Trustee and the establishment of a funding policy consistent with the objectives of the Plan shall be the responsibility of the Plan Committee established under the Plan for the administration of the Plan.

         SECTION 3.2: It shall be impossible, at any time before satisfaction of all liabilities with respect to Participants and their Beneficiaries, for any part of the Trust Fund to be used for, or diverted to, purposes other than the exclusive benefit of the Participants and their Beneficiaries. However, if a contribution is made by the Employer through a mistake of fact, this Section shall not prohibit the return of the contribution to the Employer within one year after payment of the contribution to the Trustee. If a contribution is conditioned upon the deductibility of the contribution under Code Section 404, then, to the extent the deduction is disallowed, this Section shall not prohibit the return of the contribution (to the extent disallowed) to the Employer within one year after disallowance of the deduction. If a contribution is conditioned upon the initial qualification of the Plan under Code Section 401, this condition is not satisfied, the Plan was submitted to the internal Revenue Service for qualification by the time prescribed by law for filing the Employer's return for the taxable year in which the plan was adopted, or for such later date as the Secretary of the Treasury may prescribe, this Section shall not prohibit the return of the contribution to the Employer within one year after the date of denial of qualification. Payments made by the Trustee in accordance with Article 4 of this agreement shall, in every instance, be deemed to comply with the provisions of this Section.

                                    ARTICLE 4

                          PAYMENTS FROM THE TRUST FUND

         SECTION 4.1: Payments shall be made from the Trust Fund by the Trustee to or for the account of such persons, in such manner, at such times, and in such amounts as the Plan Committee may from time to time direct in writing. The Trustee shall be fully protected in making payments from the Trust Fund in accordance with such directions and shall have no responsibility to see to the application of such payments or to ascertain whether such directions comply with the terms of the Plan. The Trustee shall not be liable for its acts with respect to payments from the Trust Fund when following such directions, or for its failure to act in the absence of such directions. The Trustee shall not be liable or responsible for any payment made by it in good faith and in the exercise of reasonable care without knowledge of the changed conditions or status of the payee.

         SECTION 4.2: Except to the extent that such amounts are promptly paid by the Employer, the Trustee shall also pay out of the Trust Fund: (a) all brokerage fees, transfer tax expenses and other expenses incurred in connection with the sale or purchase of investments, (b) all real and personal property taxes, income taxes and other taxes at any time levied or assessed upon, or with respect to, the Trust Fund or any property included in the Trust Fund, (c) all applicable federal or state income taxes required to be withheld on distributions to a Participant or Beneficiary of a Participant, and (d) the Trustee's compensation and all other expenses of administering the Trust.

         SECTION 4.3: The Trustee may withhold all or part of any payment required to be made hereunder as it may deem necessary and proper to protect the Trustee or the Trust Fund against any liability or claim on account of any estate, inheritance, income or other tax, and the Trustee may discharge any such liability with part or all of the payment so withheld, provided that at least ten days before discharging a liability with any amount so withheld, the Trustee shall notify the Plan Committee in writing of its intent to do so.

         SECTION 4.4: If any check for a payment made from the Trust Fund that has been mailed by regular United States mail to the last address of the payee is returned to the Trustee unclaimed, the Trustee shall notify the Plan Committee and shall not make any further payments to the payee until it receives further instructions from the Plan Committee.

                                   ARTICLE 5

                          INVESTMENT OF THE TRUST FUND

         SECTION 5.1: The Plan Committee shall have all power over and responsibility for the management, disposition and investment of the trust assets, and the Trustee shall comply with proper written directions of the Plan Committee respecting such assets. The Plan Committee shall not issue directions in violation of the terms of the Plan and Trust or prohibited by the fiduciary responsibility rules of ERISA. Except to the extent otherwise required by ERISA, the Trustee shall have no duty or responsibility to review, initiate action, or make recommendations regarding trust assets and shall retain such assets until directed in writing by the Plan Committee to dispose of them.

                 Notwithstanding the foregoing, the Plan Committee may appoint one or more Investment Managers (as defined in Section 3(38) of ERISA) to direct, control or manage the investment of all or part of the Trust assets other than Employer Stock. The Plan Committee shall notify the Trustee in writing of the appointment of an Investment Manager and cause such Investment Manager to acknowledge to the Trustee in writing that such Investment Manager is a fiduciary with respect to the Plan. If the foregoing conditions are met, such Investment Manager shall have the power to manage, acquire or dispose of any Trust assets, and the Trustee shall not be liable for acts or omissions of such Investment Manager, or be under an obligation to invest or otherwise manage any asset of the Trust which is subject to the management of such Investment Manager. No Investment Manager shall issue directions in violation of the Plan and Trust or prohibited by the fiduciary responsibility rules of ERISA.

         SECTION 5.2: As directed in writing by the Plan Committee, and subject to Section 5.1 above,

                 (a) The Trustee shall invest the Trust Fund primarily in Employer Stock. Up to 100% of the Trust Fund may be invested in Employer Stock. The Trustee shall invest all Employer contributions and earnings that it receives in Employer Stock; provided that the Trustee may retain in cash or in other investments such amounts as the Trustee or the Plan Committee anticipates will be needed in the reasonably foreseeable future to pay Plan expenses and distributions, and such other amounts as the Plan Committee or the Trustee deems appropriate for any reason. The Plan Committee shall have the responsibility for establishing and carrying out a funding policy and method as defined in Section 402(a)(1) of ERISA consistent with the objectives of the Plan and the requirements of ERISA, taking into consideration the Plan's short-term and long-term financial needs. It is further understood that the Plan Committee, rather than the Trustee, shall be responsible for said funding policy and for overall compliance of the Trust Fund with statutory limitations on the amount of investment in Employer Stock or other property of the Employer or its affiliated companies.

                          The Plan Committee shall not direct the investment of
assets of the Trust Fund unless it is satisfied that the securities are exempt from registration under the Federal Securities Act of 1933 and are exempt from qualification under the California Corporate Securities Law of 1968 and of any other applicable blue sky law, or in the alternative, that the securities have been so registered and/or qualified. The Plan Committee shall also specify to the Trustee what restrictive legend on transfer, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities.

                 (b) If directed by the Plan Committee, to the extent that the Trustee deems it appropriate and consistent with the foregoing investment policy, the Trustee may invest, reinvest and hold the assets of the Trust Fund in cash or in any other forms of investment that the Trustee deems appropriate. In making or holding such investments, the Trustee shall not be restricted to those investments that are authorized by the laws of any state for the investment of trust funds. The Trustee may hold any part of the Trust Fund uninvested or in cash without liability for interest for a reasonable period of time pending the investment of assets or the payment of costs, expenses or benefits payable under the Plan. The Trustee may invest the Trust Fund in participations in a common trust fund maintained by the Trustee for plans qualified under Code Section 401(a) or in time or demand deposits of the Trustee as long as any such time deposits shall bear a reasonable rate of interest. The Trustee may invest cash of the Trust Fund in short-term interest-bearing obligations, either directly or by investment collectively in any common trust fund maintained by the Trustee. During any period of time that an investment through the medium of a common trust fund shall exist, the trust agreement of the common trust fund shall, to the extent of the participation of the Trust Fund, constitute a part of this agreement.

                          It is understood that the Trustee may, from time to
time, have on hand funds which are received as contributions or transfers to the Trust which are awaiting investment or funds from the sale of Trust assets which are awaiting reinvestment. Absent receipt by the Trustee of a direction from the proper person for the investment or reinvestment of such funds or otherwise prior to the application of funds in implementation of such a direction, the Trustee shall in accordance with the Trustee's normal procedures in this regard cause such funds to be invested in shares of the money market fund acceptable to the Trustee as the Employer or Investment Manager may in writing to the Trustee specify for this purpose from time to time. Any such fund may be sponsored, managed or distributed by an affiliate of the Trustee. The Employer or the Investment Manager, as the case may be, hereby acknowledges that prior to any such specification it has read or will have read the then current prospectus for the specified fund.

         SECTION 5.3: In the exercise and performance of its powers and duties, the Trustee shall act at all times with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

                                   ARTICLE 6

                        POWERS AND DUTIES OF THE TRUSTEE
                         WITH RESPECT TO THE TRUST FUND

         SECTION 6.1: In addition to the powers and discretion conferred upon the Trustee by any other provision of this agreement, but subject to the requirements of applicable law and Articles 4, 5 and 7, the Trustee shall have all the usual powers conferred by law on trustees and shall also have the following express powers with respect to the Trust Fund:

                 (a) To retain, to exchange for any other property, to sell in any manner and at any time; provided that the Trustee shall only sell Employer Stock upon the direction of the Plan Committee.

                 (b)      To vote Employer Stock as described in Section 6.2.

                 (c) As directed by the Plan Committee, to vote stock other than Employer Stock held in the Trust Fund personally or by proxy and to delegate the Trustee's powers and discretions with respect to stock to a proxy.

                 (d) To exercise subscription, conversion and other rights and options and to make payments from the Trust Fund in connection therewith.

                 (e) To take any action and to abstain from taking any action with respect to any reorganization, consolidation, merger, dissolution, recapitalization, refinancing and any other change affecting any property held as part of the Trust Fund, and in connection therewith to delegate its discretionary powers and to pay assessments, subscriptions and other charges from the Trust Fund.

                 (f) In any manner, and to any extent, to waive, modify, reduce, compromise, release, settle and extend the time of payment of any claim of any nature in favor of or against the Trustee or all or any part of the Trust Fund.

                 (g) To make executory contracts, and to make such contracts binding on the Trust Fund and enforceable against any property of the Trust Fund.

                 (h) To employ agents, experts and counsel, to delegate discretionary powers to, and reasonably rely upon information and advice furnished by, agents, experts and counsel, and to compensate such agents, experts and counsel out of the Trust Fund.

                 (i) From time to time to register any property in the name of its nominee or in its own name or to hold it unregistered or in such form that title shall pass by delivery, provided that the records of the Trustee shall at all times indicate the true ownership of such securities.

                 (j) To purchase insurance contracts from any insurance company qualified to do business in any state.

                 (k) To borrow funds to acquire Employer Stock, as described in Article 7.

         SECTION 6.2: The Trustee shall vote Employer Stock according to the following instructions:

                 (a) With respect to Employer Stock allocated to each Participant's Account which are a part of a registration type class of securities (as defined in Section 409(e)(4) of the Code), each Participant shall have the right to instruct the Trustee how to vote such shares of Employer Stock.

                 (b) With respect to Employer Stock allocated to each Participant's Account which are not a part of a registration type class of securities (as defined in Section 409(e)(4) of the Code), each Participant shall have the right to instruct the Trustee how to vote such shares of Employer Stock concerning any corporate matter which involves the voting of such shares regarding the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as may be prescribed by the Code or the regulations thereunder.

                 (c) The Participant must give the Trustee written instructions for the voting of Employer Stock in time for the Trustee to act with respect to the instructions. The Employer shall ensure that all notices, forms, and other information that are distributed to shareholders regarding the exercise of voting rights are furnished to the Trustee, Participants, and the Plan Committee within a reasonable time before voting rights are to be exercised. The Employer and others may solicit and exercise voting rights pursuant to this Section under proxy rules that apply to all holders of Employer Stock. Subject to ERISA, the Trustee shall not vote shares of Employer Stock that have been allocated to Participants' Accounts and for which no instructions from Participants are received with respect to corporate matters that involve the voting of shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as may be prescribed by the Code or regulations thereunder.

                 (d) The Plan Committee shall instruct the Trustee, in writing, how to vote all Employer Stock that has been allocated to Participants' Accounts with respect to corporate matters with respect to which Participants do not have a right to instruct the Trustee under subparagraph (b) immediately above. The Trustee may rely on the Plan Committee's advice regarding what corporate matters are subject to said subparagraph (b).

                 (e) The Plan Committee shall instruct the Trustee, in writing, how to vote Employer Stock that has not been allocated to Participants' Accounts (such as Employer Stock held in a suspense account) with respect to all corporate matters.

         SECTION 6.3: In the event of a tender offer for shares of Employer Stock, the Trustee shall sell, convey or transfer Employer Stock only in accordance with the written instructions of the Participant. The Plan Committee shall, to the extent possible, allocate all unallocated shares of Employer Stock (including shares of Employer Stock held in a suspense account) to the Accounts of Participants as if the Plan Year had ended on the date the tender offer was filed with the Securities and Exchange Commission and on the basis of Compensation paid through the last pay period ending before such date; provided, however, that the sole purpose of such interim allocation shall be to allocate all unallocated shares of Employer Stock for purposes of acting in response to the tender offer. The Trustee shall deliver to each Participant
(a) a copy of the description of the terms and conditions of the tender offer filed with the Securities and Exchange Commission on Schedule 14D-1, (b) if requested by the Employer, a copy of the statement from Employer management setting forth its position with respect to the tender offer filed with the Securities and Exchange Commission on Schedule 14D-9, (c) an instruction form to be used by any Participant who wishes to instruct the Trustee to tender Employer Stock in response to the tender offer which states that Employer Stock allocated to the Participant will not be tendered if no instruction form is returned to the Trustee by the indicated deadline, and (d) such other materials or information as the Trustee may deem necessary or appropriate. The Trustee shall sell, convey, or transfer shares of Employer Stock pursuant to the terms of the tender offer as directed by the Participants on the instruction forms. Subject to ERISA, the Trustee or designee shall sell, convey or transfer unallocated shares of Employer Stock in the same proportion as shares of Employer Stock allocated to Participants' Accounts are so sold, conveyed, or transferred. The Trustee shall not express any opinion or recommendation to any Participant concerning the tender offer.

         SECTION 6.4: The Trustee shall have no duties whatsoever except as are specifically set forth as such in this agreement, and no implied covenant or obligation will be read into this agreement against the Trustee.

                                   ARTICLE 7

                                     LOANS

         The Trustee is authorized to borrow funds to acquire Employer Stock upon the following terms:

                 (a) The loan must meet the requirements of Code Section 4975 and the regulations thereunder. The loan may be made by a "disqualified person" (as defined in Code Section 4975(e)(2)) to the Plan, or it may be guaranteed by a disqualified person. A loan includes a direct loan of cash, a purchase-money obligation, or an assumption of the Plan's obligation. A guarantee includes an unsecured guarantee or the use of assets of a disqualified person as collateral for a loan.

                 (b) The terms of the loan must, at the time the loan is made, be at least as favorable to the Plan as the terms of a comparable loan resulting from arm's length negotiations between independent parties. The interest rate under the loan must not exceed a reasonable rate of interest and the loan must be for a specific term. The proceeds of the loan must be used to purchase Employer Stock, to repay the loan, or to repay a prior loan.

                 (c) Any collateral pledged to the lender by the Trustee shall consist only of the Employer Stock purchased with the borrowed funds or Employer Stock that was used as collateral with respect to a prior loan that is repaid with the proceeds of the current loan. The Employer Stock so pledged shall be placed in a Suspense Account and shall be released as the loan is repaid, as described in the Plan. As additional collateral, the Employer or another party may guarantee repayment of the loan.

                 (d) No person entitled to payment under a loan shall have recourse against Trust assets other than the collateral, Employer contributions that are available under the Plan to meet obligations under the loan, and earnings attributable to such collateral and the investment of such Employer contributions. All Employer contributions that are available under the Plan to meet obligations under the loan and that are paid during the Plan Year in which a loan is made (whether before or after the proceeds of the loan are received), all such Employer contributions paid thereafter until the loan has been repaid in full, and all earnings from investment of such Employer contributions, without regard to whether the Employer contributions and earnings have been allocated to Participants' Other Investments Accounts, shall be available to meet obligations under the loan, unless otherwise provided by the Employer at the time the Employer contribution is made.

                 (e) Payments of principal and interest on a loan during a Plan Year shall be made by the Trustee (as directed by the Plan Committee) only from (i) Employer contributions, and earnings on such Employer contributions, that are available under the Plan to meet the Plan's obligation under a loan,
(ii) earnings attributable to Employer Stock given as collateral for a loan,
(iii) the proceeds of a subsequent loan made to repay a prior loan, and (iv) the proceeds of the sale of any Employer Stock held as collateral for a loan.

                 (f) The loan must provide that, in the event of default, the value of Plan assets transferred in satisfaction of the loan shall not exceed the amount of default. If the lender is a disqualified person, the loan must provide that a transfer of Plan assets upon default will be made only upon, and to the extent of, the failure of the Plan to meet the payment schedule of the loan.

                                   ARTICLE 8

                          ACCOUNTS OF THE TRUSTEE AND
                          VALUATION OF THE TRUST FUND

         SECTION 8.1: The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements, distributions and other transactions. The Trustee's accounts shall be open to inspection and audit by the Employer, the Plan Committee or any authorized representative of them at all reasonable times during business hours.

         SECTION 8.2: Within 90 days after the last day of each Plan Year, the Trustee shall deliver an account to the Employer listing the investments of the Trust Fund and any uninvested cash balance and setting forth all receipts, disbursements, distributions and other transactions respecting the Trust Fund not included in a previous account. When approved by the Employer, the Trustee's account shall be binding on the Employer, and the Trustee will be released and discharged from any liability or accountability to the Employer with respect to all matters set forth therein. Failure by the Employer to object in writing to any specific items in an account within 180 days after its delivery to the Employer will constitute approval of the account by the Employer. The Trustee shall not be required to file, and no Participant or his or her Beneficiary shall have any right to compel, any accounting, judicial or otherwise, by the Trustee.

         SECTION 8.3: As of each Valuation Date, and at such other times as the Plan Committee may reasonably require, the Trustee shall determine the fair market value of the Trust Fund and shall notify the Plan Committee in writing of the fair market value as so determined within 90 days of the date of valuation. The fair market value of the Trust Fund shall be the fair market value of all securities and other assets then held in the Trust Fund, including all income received since the last Valuation Date and income accrued and unpaid at the close of the Valuation Date. In determining fair market value, the Trustee shall be entitled to rely conclusively upon information that it believes to be reliable, and the Trustee's determination with respect to fair market value shall be final and conclusive upon all persons. Notwithstanding anything to the contrary herein, the Trustee shall have no responsibility for valuing Employer Stock. Employer Stock shall be valued by such appraiser or appraisers as the Plan Committee shall appoint for that purpose. Such values shall be provided the Trustee as soon as approved by the Plan Committee and in sufficient time to enable the Trustee to perform its duties hereunder.

                                   ARTICLE 9

                           ADMINISTRATIVE PROVISIONS

         SECTION 9.1: Except as otherwise specifically provided in the Plan or this agreement, any action required or permitted to be taken by the Employer may be taken by the Plan Committee.

         SECTION 9.2: The Employer shall provide the Trustee with a written certification stating the names of the members of the Plan Committee. The Trustee shall be entitled to rely upon such a certification as to the identity of the duly appointed and currently acting members of the Plan Committee, until the Trustee is notified by the Employer otherwise. The Trustee shall be fully protected in acting upon:

                 (a) Any notice, direction, certification, approval or other writing of the Employer, if evidenced by an instrument signed in the name of the Employer by any duly authorized person.

                 (b) Any notice, direction, certification or approval or other writing of the Plan Committee if evidenced by an instrument signed in the name of the Plan Committee by one or more of its members.

         SECTION 9.3: The Trustee shall be entitled to such reasonable compensation for its services as may be agreed upon from time to time by the Employer and the Trustee, if the Trustee is not an Employee of the Employer. The Trustee shall be entitled to reimbursement for all expenses reasonably incurred by the Trustee in the administration of the Trust Fund. The Trustee's compensation and expenses shall be paid by the Employer or from the Trust Fund. Any such payments from the Trust Fund shall be deemed to be for the exclusive benefit of Participants.

         SECTION 9.4: No person dealing with the Trustee shall be obliged to see to the application of any property paid or delivered to the Trustee or to inquire into the expediency or propriety of any transaction or the Trustee's authority to consummate the same.

         SECTION 9.5: Ownership of the assets comprising the Trust Fund shall be in the Trustee. The rights or interests of any Participant or the Participant's Beneficiaries to any benefits under the Plan or this agreement shall not be subject to attachment or garnishment or other legal process by any creditor of the Participant or Beneficiary, nor shall any Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits that he or she may expect to receive, contingently or otherwise, under the Plan or this agreement. The provisions of this Section shall not preclude distributions made by the Trustee in accordance with a Qualified Domestic Relations Order.

         SECTION 9.6: Communications to the Trustee shall be deemed sufficiently made if sent by mail addressed to the Trustee at its principal place of business. Communications to the Employer and the Plan Committee shall be deemed sufficiently made if sent by mail to the Employer's principal place of business.

         SECTION 9.7: In case of any court proceedings involving the Trustee or the Trust Fund, only the Trustee and the Employer shall be necessary parties, and no one participating in the Plan shall be entitled to any notice or process, except as may be required by applicable law.

         SECTION 9.8: The Trustee shall have no duty to inquire whether directions by the Employer, the Plan Committee, or any other person conform to the Plan, and the Trustee shall be fully protected in relying on any such direction communicated in accordance with procedures acceptable to the Trustee from any person who the Trustee reasonably believes is a proper person to give the direction. The Trustee shall have no liability to any Participant, any Beneficiary, or any other person for payments made, any failure to make payments, or any discontinuance of payments, on direction of the Plan Committee or any designee, or for any failure to make payments in the absence of directions from the Plan Committee or any person responsible for or purporting to be responsible for directing the investment of Trust assets. The Trustee shall have no obligation to request proper directions from any person. The Trustee may request instructions from the Plan Committee and shall have no duty to act or liability for failure to act if such instructions are not forthcoming. The Trustee shall have no responsibility to determine whether the Trust

Fund is sufficient to meet the liabilities under the Plan, and shall not be liable for payments or Plan liabilities in excess of the Trust Fund.

         SECTION 9.9: The Employer hereby indemnifies the Trustee against, and shall hold the Trustee harmless from, any and all loss, claims, liability, and expense, including reasonable attorneys fees, imposed upon the Trustee or incurred by the Trustee as a result of any acts taken, or any failure to act, in accordance with the directions from the Plan Committee, Investment Manager, or any other person specified herein, or any designee of any such person, or by reason of the Trustee's good faith execution of its duties with respect to the Trust, including, but not limited to, its holding of assets of the Trust as provided for in Article 2, the Employer's obligations in the foregoing regard to be satisfied promptly on request by the Trustee, provided that in the event that the loss, claim, liability or expense involved is determined by a no longer appealable final judgment entered in a lawsuit or proceeding to have resulted from the gross negligence or willful misconduct of the trustee, the Trustee shall promptly thereafter return to the Employer any amount previously received by the Trustee under this Section with respect to such loss, claim, liability or expense.

         SECTION 9.10:

                 o        Arbitration is final and binding on the parties.

                 o The parties waive their right to seek remedies in court, including the right to jury trial.

                 o Pre-arbitration discovery is generally more limited than and different from court proceedings.

                 o The arbitrator's award is not required to include factual findings or level reasoning and any party's right to appeal or seek modification of rulings by the arbitrators is strictly limited.

                 o The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

                 The Employer agrees that all controversies which may arise between the Employer and either or both the Trustee and its affiliate Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") in connection with the Trust, including, but not limited to, those involving any transactions, or the construction, performance, or breach of this or any other agreement between the Employer and either or both the Trustee and MLPF&S, whether entered into prior, on, or subsequent to the date hereof, shall be determined by arbitration. Any arbitration under this agreement shall be conducted only before the New York Stock Exchange, Inc., the American Stock Exchange, Inc., or arbitration facility provided by any other exchange of which MLPF&S is a member, the National Association of Securities Dealers, Inc., or the Municipal Securities Rulemaking Board, and in accordance with its arbitration rules then in force. The Employer may elect in the first instance whether arbitration shall be conducted before the New York Stock Exchange, Inc., the American Stock Exchange, Inc., other exchange of which MLPF&S is a member, the National Association of Securities Dealers, Inc., or The Municipal Securities Rulemaking Board, but if the Employer fails to make such election, by registered letter or telegram addressed to Merrill Lynch Trust Companies, Employee Benefit Trust Operations, P.O. Box 30532, New Brunswick, New Jersey 08989-0532, before the expiration of five days after receipt of a written request from MLPF&S and/or the Trustee to make such election, then MLPF&S and/or the Trustee may make such election. Judgment upon the award of arbitrators may be entered in any court, state or federal, having jurisdiction. No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; who is a member of putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until:

                          (i)  the class certification is denied;

                          (ii)  the class is decertified; or

                          (iii)  the customer is excluded from the class by the
court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

         SECTION 9.11: Except as required by ERISA, the Trustee shall follow all directions of the Plan committee, a Participant or Beneficiary, as provided in this instrument, and shall have no duty to exercise voting or other rights relating to any such security or other asset.

                                   ARTICLE 10

                       RESIGNATION OR REMOVAL OF TRUSTEE

         SECTION 10.1: Any Trustee, and any successor Trustee, may be removed by the Employer at any time by giving written notice to the Trustee then acting. The removal shall be effective on the date specified in the written notice.

         SECTION 10.2: Any Trustee, and any successor Trustee, may resign as Trustee by filing with the Employer a written resignation, which shall take effect 30 days after the date of the filing, unless before that time a successor Trustee shall have been appointed by the Employer.

         SECTION 10.3: The Employer may appoint a successor Trustee by delivering to the removed or resigning Trustee and to the successor Trustee an instrument in writing, executed by the Employer, appointing the successor Trustee.

         SECTION 10.4: All of the provisions of this agreement with respect to the Trustee shall apply to each successor Trustee with the same force and effect as if the successor Trustee were the original Trustee.

         SECTION 10.5: Upon the appointment of a successor Trustee, the removed or resigning Trustee shall transfer and deliver those assets of the Trust Fund in its possession or under its control to the successor Trustee, together with all such instruments of transfer, conveyance, assignment and further assurance as the successor Trustee may reasonably require. The removed or resigning Trustee shall file with the Employer a final account of its actions as Trustee, to which the provisions of Article 8 regarding accounts shall apply. The receipt of the successor Trustee and the approval by the Employer of the final account of the removed or resigning Trustee shall be a full and complete acquittal and discharge of the removed or resigning Trustee, and the successor Trustee shall have no liability whatsoever for the acts or omissions of any prior Trustee in which it did not participate. If the Employer shall fail to express in writing its objections to an account delivered by a removed or resigning Trustee within 180 days from the date of receipt by the Employer of the account, the account shall be considered as approved by the Employer.

                                   ARTICLE 11

                     AMENDMENT AND TERMINATION OF THE TRUST

         SECTION 11.1: This agreement may be amended at any time and from time to time by the Employer, provided that no amendment shall increase the duties or obligations of the Trustee without the Trustee's consent.

         SECTION 11.2: This Trust may be terminated at any time by the Employer by written instrument delivered to the Trustee. Upon such a termination, the Trust Fund shall be paid out by the Trustee as directed by the Plan Committee in writing and in accordance with the terms of the Plan and applicable law. The Trustee shall be fully protected in making payments from the Trust Fund in accordance with written directions of the Plan Committee.

                                   ARTICLE 12

                                 MISCELLANEOUS

         SECTION 12.1: Nothing contained in this agreement shall be deemed to constitute a contract between the Employer and any Employee.

         SECTION 12.2: This agreement shall be interpreted according to the law promulgated by or under ERISA, and, to the extent not inconsistent with such law, according to the law of the State of California.

         SECTION 12.3: This agreement may be executed in any number of counterparts, each of which shall be deemed to be the original, and all of such counterparts shall together constitute one document.

         SECTION 12.4: Except when otherwise indicated by the context, any masculine terminology shall also include the feminine and the definition of any term in the singular may also include the plural. The headings of Articles of this agreement are for convenience of reference only and shall have no substantive effect on the provisions of this agreement.

         SECTION 12.5: Any notice required hereunder may be waived by the person entitled to receive notice.

         SECTION 12.6:  This agreement shall be effective as of August 1, 1994.

                                 * * * * * * *

         IN WITNESS WHEREOF, the Employer and the Trustee have caused this agreement to be executed August 1, 1994.


                                   FREMONT GENERAL CORPORATION



                                   By:   /s/ James A. McIntyre
                                      ---------------------------------------



                                   TRUSTEE

                                   MERRILL LYNCH TRUST COMPANY OF CALIFORNIA


                                   By:  /s/ Chris Rosin
                                      ---------------------------------------

                                AMENDMENT TO THE
                          FREMONT GENERAL CORPORATION
                      EMPLOYEE STOCK OWNERSHIP PLAN TRUST



         Effective as of February 1, 1994, Section 6.2 of the Trust Agreement between Fremont General Corporation and Merrill Lynch Trust Company of California, Trustee, is amended in its entirety, to read as follows:


         "SECTION 6.2: The Trustee shall vote Employer Stock according to the following instructions:

         (a) With respect to Employer Stock allocated to each Participant's Account, each Participant shall have the right to instruct the Trustee how to vote such shares of Employer Stock.

         (b) The Participant must give the Trustee written instructions for the voting of Employer Stock in time for the Trustee to act with respect to the instructions. The Employer shall ensure that all notices, forms, and other information distributed to shareholders regarding the exercise of voting rights are furnished to the Trustee, Participants, and the Plan Committee within a reasonable time before voting rights are to be exercised. The Employer and others may solicit and exercise voting rights pursuant to this Section under proxy rules that apply to all holders of Employer Stock.

         (c) The Plan Committee may instruct the Trustee, in writing, how to vote Employer Stock that has not been allocated to Participants' Accounts (such as Employer Stock held in a suspense account).

         (d) The Trustee shall vote all shares of Employer Stock, allocated or unallocated, and for which no instructions have been received from either a Participant or the Plan Committee, in direct proportion to the instructions to vote received from Participants pursuant to subparagraph (a) above. Except as required by ERISA, the Trustee shall follow all directions above-referred to in this Section, and shall have no duty to exercise voting or other rights relating to any such security or other asset."



Dated: November 28, 1994           FREMONT GENERAL CORPORATION


                                   By:  /s/ Raymond G. Meyers
                                      ---------------------------------------
                                      Raymond G. Meyers, Vice President



Dated: November 30, 1994           MERRILL LYNCH TRUST COMPANY


                                   By:  /s/ Chris Rosin
                                      ---------------------------------------
                                      Chris Rosin, Trust Officer